December 23, 2009

Gotham Enterprises & Affiliates, LLC
c/o Herbert Feinberg
17 East 74th Street
New York, NY 10021

Dear Mr. Feinberg,

Per our Lease Agreement dated February 5, 2007 concerning the property located at Carratera a Santa Rita, Calle Tomas Urbina #1, Jerez de Garcia Salinas, Zacatecas, Mexico, according to the terms and conditions of Article 39, “Lessee shall have the option to extend the Lease Term for an additional three years”. “To be effective, Lessee must give Lessor written notice of Lessee’s election to extend the lease term not less than Ninety (90) days prior to the expiration of the Lease Term”.

Please accept this letter as confirmation of our election to extend the lease term for an additional three years commencing on April 1, 2010 and ending on March 31, 2013.

We would also like to discuss the possibility of another three year extension and/or a purchase of the building before the new lease is signed.

Should you have any questions please feel free to contact me.

Very truly yours,

/s/ Christopher J. Ryan

Christopher J. Ryan